Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 23, 2025 with respect to the consolidated financial statements of Kingtitan Technology Limited as of March 31, 2025 and 2024, and for each of the years in the two-year period ended March 31, 2025 in this Amendment No. 2 to the Registration Statement on Form F-1 of Kingtitan Technology Limited filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, Texas

October 23, 2025